Exhibit 10.127

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into on March 21, 2014, by and among General Maritime Corporation, a Marshall Islands corporation (“Issuer”), OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership (“Oaktree”), and BlackRock Corporate High Yield Fund VI, Inc. a Maryland corporation (“Purchaser”).  Issuer, Oaktree and Purchaser are each referred to herein as a “Party” and collectively as, the “Parties.”

RECITALS

WHEREAS, Issuer wishes to sell, and Purchaser wishes to purchase, 780,234 shares of Class B Common Stock, par value $0.01 per share, of the Issuer (the “Class B Common Stock”) for an aggregate purchase price of $14,434,329 (the “Purchase Price”) on the terms and conditions set forth herein (the “Issued Shares”).

NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                                      Purchase and Sale of Issued Shares; Deliveries; Other Agreements.

(a)                                 The closing of the purchase and sale of the Issued Shares (the “Closing”) shall take place at the offices of Kramer Levin Naftalis & Frankel, 1177 Avenue of the Americas, New York, NY 10036, at 12:00 p.m. (New York time) on the date hereof or at such other time as the Issuer and the Purchaser may agree.

(b)                                 At the option of Issuer, the Issued Shares may be represented by global securities deposited and registered in the name of The Depository Trust Company (“DTC”) or its nominee, and beneficial interests in the Issued Shares may be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

(c)                                  At the Closing, Issuer shall issue and sell to Purchaser, and Purchaser shall purchase from Issuer, all of the Issued Shares.  At the Closing, Purchaser shall deliver the Purchase Price for the Issued Shares to Issuer in cash by wire transfer of immediately available funds to an account that Issuer will designate in writing to Purchaser prior to Closing.  Following the Closing, Issuer shall deliver to Purchaser one or more certificates or confirmation of book entry credits evidencing the Issued Shares.

(d)                                 At Closing, Purchaser shall, to the extent not already a party thereto, execute and deliver a joinder to the Shareholders’ Agreement and Registration Agreement, substantially in the form attached hereto as Exhibit A (the “Joinder”).

(e)                                  Notwithstanding anything to the contrary in the Shareholders’ Agreement or the Charter, except in connection with an Approved Sale (as defined in the Charter) the Purchaser shall not, and each of its respective transferees and any subsequent transferees shall not, directly or indirectly, transfer, sell, assign or otherwise dispose of any interest in any Issued Shares to any Competitor, and each transferee of any Issued Shares shall, concurrent with and as a condition precedent to, any transfer of Issued Shares, execute and deliver to the Issuer a joinder agreement to this Section 1(e).

(f)                                   By executing this Agreement Purchaser (i) waives any obligations of the Issuer to offer any Equity Securities to it and its affiliates and any preemptive rights held by it or its affiliates pursuant to the Shareholders’ Agreement, to the extent such obligations or preemptive rights relate to Transactions, (ii) pursuant to Section 18(a) of the Shareholders’ Agreement, waives, and consents to the waiver of, any obligations of the Issuer to offer any Equity Securities to any person and any preemptive rights held by any person pursuant to the Shareholders’ Agreement, to the extent such obligations or preemptive rights relate to the Transactions, and (iii) pursuant to Section 18(a) of the Shareholders’ Agreement, waives, and consents to the waiver of, any obligation of Oaktree or any of its Affiliates pursuant to Section 2(b) of the Shareholders’ Agreement to offer any Tag-Along Shareholder the right to elect to participate in, or participate in, any Transfer of the shares of Class B Common Stock acquired by Oaktree or its Affiliates pursuant to the Class B Common Stock Offering provided that (A) such Transfer is consummated within thirty (30) days following the date hereof and (B) the price per share at which each such share of Class B Common Stock is Transferred is not greater than $18.50 per share.

(g)                                  Without in any way limiting the waivers and consents set forth in Section 1(f), Purchaser acknowledges and agrees that if any Equity Securities are issued in payment of the Senior Notes Commitment Fee, such Equity Securities will be Exempt Securities (as that term is defined in the Shareholders’ Agreement) as equity securities issued to lender(s) in connection with an arms-length debt financing or similar transaction.

(h)                                 Subject to the following sentence, the Issuer agrees to use all or substantially of the net proceeds from the Purchase Price for purposes of satisfying the Issuer’s obligations under the Newbuilding Acquisition Documents and the Newbuilding Contracts and related matters.  To the extent such net proceeds exceed the aggregate amount of such obligations, the Issuer may use the remaining net proceeds for general corporate purposes.

(i)                                     Except to permit designations of directors to the Issuer’s board of directors (the “Board”) as provided in the Shareholders’ Agreement, Purchaser shall vote all of the Issued Shares and any other Equity Securities over which Purchaser has voting control (whether at a shareholders’ meeting which has been duly called or by written consent) and shall take all other reasonably necessary actions within its control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so that there is no change to the size of the Board from its size as of the date hereof.

(j)                                    Pursuant to Section 5 of the Shareholders’ Agreement, Oaktree hereby consents to the execution of this Agreement and the consummation of the transactions contemplated hereunder.

(k)                                 Notwithstanding anything to the contrary contained herein, the Purchaser’s obligations hereunder shall be conditioned on the Issuer receiving aggregate proceeds from the sale of Class B Common Stock at the Closing, including proceeds from the Issued Shares, of not less than $160,000,000.

(l)                                     Following Closing, the Issuer shall promptly reimburse the Purchaser for all reasonable out-of- pocket expenses incurred in connection with the investment contemplated hereby in an amount not to exceed five-sixths of one percent (0.833%) of the Purchase Price.

2.                                      Representations and Warranties of Issuer.  Issuer hereby represents and warrants to Purchaser as follows:

(a)                                 Issuer is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands.  Issuer has all requisite corporate power and authority to own and lease its assets and properties and to carry on its business as and in the places such assets and properties are now owned or leased and where such business is presently conducted except where the failure to have such power or authority would not have a material adverse effect on Issuer.

(b)                                 Issuer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly and validly executed by Issuer and constitutes the valid and legally binding obligation of Issuer enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

(c)                                  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any law or other restriction of any governmental entity to which Issuer is subject (except for any such violation that would not have a material adverse effect on Issuer) or any provision of such Issuer’s articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Issuer is a party or by which it is bound or to which any of its assets is subject, except as would not have a material adverse effect on Issuer.  Assuming the accuracy of the representations made by Purchaser in connection with the transactions contemplated in this Agreement, Issuer is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental entity in order for the Parties to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to Purchaser or as would not have a material adverse effect on Issuer or its ability to consummate the transactions contemplated hereby.

(d)                                 The capitalization of Issuer consists of 50,000,000 authorized shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), 30,000,000 authorized shares of Class B Common Stock, and 5,000,000 authorized shares of preferred stock, par value $0.01 per share.  As of the date of this Agreement, and without regard to the Class B Common Stock Offering, 11,270,196 shares of Class A Common Stock and 11,330,420 shares of Class B Common Stock are issued and outstanding.  As of the date hereof, there are outstanding warrants to purchase 309,296 shares of Class A Common Stock, outstanding options to purchase 343,662 shares of Class A Common Stock and an additional 801,879 shares of Class A Common Stock reserved for issuance pursuant to awards under Issuer’s 2012 Equity Incentive Plan.  When issued to Purchaser hereunder, all of the Issued Shares will be duly authorized, validly issued, fully paid and nonassessable.  Except as set forth in this Section 2(d), there are no (x) shares of capital stock or other equity securities or voting securities of Issuer outstanding, (y) securities of Issuer convertible into or exchangeable for shares of capital stock or other equity securities or voting securities of Issuer outstanding, or (z) other than the Shareholders’ Agreement, the Registration Agreement, the Senior Notes Term Sheet, and any subscription agreements entered into in connection with the Class B Common Stock Offering, outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Issuer to issue, sell or otherwise cause to become outstanding any Common Stock.

(e)                                  Issuer is not a party to any contract, agreement or understanding with any Person that would give rise to any claim against Purchaser for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

(f)                                   The terms of the purchase and sale of the Issued Shares by the Issuer to the Purchaser, including but not limited to the Purchase Price payable by the Purchaser for the Issued Shares, are no less favorable than that agreed between the Issuer and any other purchaser of Equity Securities in connection with the Class B Common Stock Offering, provided that if the Issuer or any of its representatives offered in writing to include, delete or modify any provisions in this Agreement and the Purchaser declined to accept the offer or if the Purchaser requested in writing that any provisions be included, deleted or modified and the request was implemented, then the absence of any such offered inclusions, deletions or modifications or the implementation of any such requested inclusions, deletions or modifications shall not constitute a breach of this Section 2(f).  For the avoidance of doubt, this Section 2(f) does not relate to any Equity Securities which may be issued to the Senior Notes Purchasers in respect of the Senior Notes Commitment Fee.

(g)                                  No stamp, transfer, ad valorem, value added or other tax is payable under current laws and regulations of the Marshall Islands or any political subdivision or taxing authority thereof or therein in respect of the execution and delivery of this Agreement or the issuance and delivery of the Issued Shares in the manner contemplated by this Agreement.

(h)                                 Under current laws and regulations of the Marshall Islands and any political subdivision or taxing authority thereof or therein, any amounts payable with respect to the Issued Shares upon liquidation of the Issuer or upon redemption thereof, are not subject to Marshall Islands income tax, and dividends and other distributions declared and payable on the Issued Shares may be paid by the Issuer to the holder thereof in United States dollars that may be freely transferred out of the Marshall Islands and all such payments made to holders thereof or therein who are non-residents of the Marshall Islands will not be subject to income, withholding or other taxes under laws and regulations of the Marshall Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Marshall Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Marshall Islands or any political subdivision or taxing authority thereof or therein.

3.                                      Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Issuer that:

(a)                                 Purchaser is an entity duly organized, validly existing and in good standing under the laws of Maryland.  Purchaser has all requisite power and authority to own and lease its assets and properties and to carry on its business as and in the places such assets and properties are now owned or leased and where such business is presently conducted.

(b)                                 Purchaser has full power and authority to execute and deliver this Agreement, and to the extent applicable, the Joinder, and to perform its obligations hereunder and thereunder.  This Agreement, and to the extent applicable, the Joinder, have been duly and validly executed by Purchaser and constitute the valid and legally binding obligations of Purchaser enforceable in accordance with their terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

(c)                                  Neither the execution and delivery of this Agreement or the Joinder nor the consummation of the transactions contemplated hereby will (i) violate any law or other restriction of any governmental entity to which Purchaser is subject or any provision of Purchaser’ governing documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject, except as would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.  Purchaser is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental entity in order for the Parties to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to either Issuer or Purchaser.

(d)                                 Purchaser is an “accredited investor” as such term is defined in Rule 501 under the United States Securities Act of 1933, as amended (the “Securities Act”).

(e)                                  Other than as provided in this Agreement, Purchaser agrees and acknowledges that neither Issuer nor any advisor, representative, employee, director, officer or affiliate thereof nor any representative of any of the foregoing has made any representation or warranty, whether express or implied or otherwise, regarding Issuer, its business, assets, financial condition, operations or forecasted performance.  Purchaser acknowledges that Issuer and its affiliates may now or at any other time have material confidential information concerning the business and condition (financial or otherwise) of Issuer or that could affect the value of the Issued Shares and that this information has not been, and may not be in the future, made available to Purchaser.  Purchaser understands the disadvantage to which it may be subject on account of the disparity of information as among the Parties and has determined to enter into the transaction contemplated by this Agreement notwithstanding its lack of knowledge of any such material confidential information not disclosed to or known by Purchaser.  Purchaser hereby releases and forever discharges Issuer and its affiliates, their respective officers, directors, partners, employees and agents, and their respective successors and assigns, from any and all claims, demands, damages, losses, expenses or liabilities, of any nature whatsoever, arising from or connected to any failure to disclose to Purchaser any information concerning Issuer that is not otherwise a breach of a representation made by Issuer herein.  Purchaser understands and agrees that the issuance of the

Issued Shares to Purchaser hereunder is conditioned on the foregoing acknowledgements and release.

(f)                                   Purchaser has such knowledge, experience and skill in evaluating and investing in securities, based on actual participation in financial, investment and business matters, so that it is capable of evaluating the merits and risks of an investment in the Issued Shares and has such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the investment in Issuer and the suitability of the Issued Shares as an investment and can bear the economic risk of an investment in the Issued Shares.  No guarantees have been made or can be made with respect to the future value, if any, of the Issued Shares, or the profitability or success of Issuer’s business.

(g)                                  Purchaser has made an independent decision to purchase the Issued Shares from Issuer based on the information concerning the business and condition (financial or otherwise) of Issuer available to Purchaser, which it has determined is adequate for that purpose.  Purchaser acknowledges that it has had access to all information regarding the business and condition (financial or otherwise) of Issuer, including pursuant to any rights it may have under the Shareholders’ Agreement, that it reasonably considers important in making its decision to purchase the Issued Shares, and that it has had ample opportunity to ask questions of the appropriate persons concerning such matters.  Purchaser acknowledges that Issuer has not given any investment advice or rendered any opinion to Purchaser as to whether the purchase of the Issued Shares is prudent or suitable.

(h)                                 Purchaser is acquiring the Issued Shares for its own account, not as a nominee or agent, with the present intention of holding such securities for purposes of investment, and not with a view to the sale or distribution of any part thereof, and Purchaser has no intention of selling, granting any participation in, or otherwise distributing such securities in violation of the federal securities laws or any applicable state securities laws.

(i)                                     Purchaser is not acquiring the Issued Shares pursuant to any general solicitation or general advertising.

(j)                                    Purchaser understands that the Issued Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.  Purchaser understands that the Issued Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Issued Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that Issuer has no obligation to register or qualify the Issued Shares for resale.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Issued Shares, and on requirements relating to Issuer which are outside of Purchaser’s control, and which Issuer is under no obligation and may not be able to satisfy.  Purchaser understands that no public market now exists for the Issued Shares, and that Issuer has made no assurances that a public market will ever exist for the Issued Shares.

(k)                                 Each certificate or instrument representing the Issued Shares, if certificates representing such Issued Shares are issued, shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON           , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO (I) RESTRICTIONS PURSUANT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER (THE “COMPANY”), (II) CONDITIONS SPECIFIED IN AN AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT, DATED AS OF DECEMBER 12, 2013, AS AMENDED OR MODIFIED FROM TIME TO TIME, GOVERNING THE COMPANY AND BY AND AMONG CERTAIN SHAREHOLDERS, (III) CONDITIONS SPECIFIED IN A FIRST AMENDED AND RESTATED REGISTRATION AGREEMENT, DATED AS OF NOVEMBER 1, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME AND (IV) TERMS AND CONDITIONS SPECIFIED IN A SUBSCRIPTION AGREEMENT, DATED AS OF MARCH 21, 2014, AS AMENDED OR MODIFIED FROM TIME TO TIME.  A COPY OF ANY OF SUCH SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT, FIRST AMENDED AND RESTATED REGISTRATION AGREEMENT OR SUBSCRIPTION AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(l)                                     Purchaser agrees and acknowledges that Purchaser is bound by, and upon issuance at the Closing, the Issued Shares will be subject to, the Charter, the Shareholders’ Agreement and the Registration Agreement.  Purchaser additionally agrees and acknowledges that the Issued Shares are subject to certain restrictions on transfer set forth in the Charter, the Shareholders’ Agreement, the Registration Agreement and herein.

(m)                             Purchaser is not a party to any contract, agreement or understanding with any Person that would give rise to any claim against Issuer or any of its Affiliates for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

4.                                      Certain Definitions.  Capitalized terms used and not otherwise defined herein have the meanings set forth below:

“Affiliates” shall have the meaning provided in the Shareholders’ Agreement.

“Agreement” shall have the meaning provided in the first paragraph above.

“Charter” means the Second Amended and Restated Articles of Incorporation of the Issuer, as in effect as of the date hereof.

“Class A Common Stock” shall have the meaning provided in the Section 2(d) of this Agreement.

“Class B Common Stock” shall have the meaning provided in the Recitals to this Agreement.

“Class B Common Stock Offering” means the issuance of shares of Class B Common Stock and/or other Equity Securities pursuant to this Agreement and other agreements entered into on or about the date hereof.

“Closing” shall have the meaning provided in the Section 1(a) of this Agreement.

“Common Stock” means Class A Common Stock and Class B Stock.

“Competitor” means any Person that engages in a business competitive with any of the Issuer’s or its Subsidiaries’ businesses.

“DTC” shall have the meaning provided in the Section 1(b) of this Agreement.

“Equity Securities” shall have the meaning provided in the Shareholders’ Agreement.

“Issued Shares” shall have the meaning provided in the Recitals to this Agreement.

“Issuer” shall have the meaning provided in the first paragraph of this Agreement.

“Joinder” shall have the meaning provided for in Section 1(d) of this Agreement.

“Newbuilding Acquisition Documents” means (A) the Master Agreement, dated March 18, 2014, entered into between (1) (i) STI Glasgow Shipping Company Limited; (ii) STI Edinburgh Shipping Company Limited, (iii) STI Perth Shipping Company Limited, (iv) STI Dundee Shipping Company Limited, (v) STI Newcastle Shipping Company Limited (vi) STI Cavaliere Shipping Company Limited; and (vii) STI Esles Shipping Company Limited, each a company incorporated under the laws of the Marshall Islands and having their registered offices at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, 96960 (respectively “SPV 1”, “SPV 2”, “SPV 3”, “SPV 4”, “SPV 5”, “SPV 6”, and “SPV 7” and together, the “SPVs” and each a “SPV”), (2) VLCC Acquisition I Corporation and (3) Scorpio

Tankers Inc.; and (B) (1) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 1, (2) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 2, (3) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 3, (4) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 4 (5) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 5, (6) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 6, (7) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 7, in each case, dated on or about the date hereof and entered into between Scorpio Tankers Inc. and VLCC Acquisition I Corporation.

“Newbuilding Contracts” means (A) the shipbuilding contracts respectively entered into individually between each of SPV 1, SPV 2, SPV 3, SPV 4 and SPV 5 with Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME Builder”), for the construction and purchase of an 300,000 TDW Crude Oil Tanker with, respectively, DSME Builder’s hull numbers 5404 (to be purchased by SPV 1), 5405 (to be purchased by SPV 2), 5406 (to be purchased by SPV 3), 5407 (to be purchased by SPV 4) and 5408 (to be purchased by SPV 5), dated December 13, 2013 (as the same have been amended, supplemented from time to time (including any side letters and addenda)); and (B) the shipbuilding contracts respectively entered into individually between each of SPV 6 and SPV 7 with Hyundai Samho Heavy Industries Co., Ltd. (“HHI Builder”) for the construction and purchase of an 300,000 DWT Crude Oil Carrier with respectively, HHI Builder’s hull numbers S777 (to be purchased by SPV 6) and S778 (to be purchased by SPV 7), dated December 20, 2013 (as the same have been amended, supplemented from time to time (including any side letters and addenda)).

“Party” or “Parties” shall have the meaning provided in the first paragraph of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

“Purchaser” shall have the meaning provided in the first paragraph of this Agreement.

“Registration Agreement” means the First Amended and Restated Registration Agreement, dated as of November 1, 2012, by and among Issuer and certain shareholders thereof, as amended from time to time in accordance with the terms thereof.

“Securities Act” shall have the meaning provided in the Section 3(d) of this Agreement.

“Senior Notes Commitment Fee” means the Commitment Fee contemplated by Senior Notes Term Sheet.

“Senior Notes Purchasers” means the purchasers listed on the signature pages to the Senior Notes Term Sheet, and their respective successors and assigns.

“Senior Notes Term Sheet” means that certain Binding Purchase Commitment for US$131.6 Million Senior Unsecured Notes executed by the Issuer and the Senior Notes Purchasers on March 14, 2014.

“Shareholders’ Agreement” means the Amended and Restated Shareholders’ Agreement, dated as of December 12, 2013, by and among Issuer and certain shareholders thereof, as amended from time to time in accordance with the terms thereof.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Tag-Along Shareholder” shall have the meaning provided in the Shareholders’ Agreement.

“Transactions” means any issuance of, or any commitment or authorization to issue, Equity Securities (i) as part of the Class B Common Stock Offering or related financings or (ii) in payment of the Senior Notes Commitment Fee or pursuant to any other equity issuances contemplated by the Senior Notes Term Sheet.

“Transfer” shall have the meaning provided in the Shareholders’ Agreement.

5.                                      Governing Law.  This Agreement, including all issues concerning the relative rights of Issuer and Purchaser, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

6.                                      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANOTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

7.                                      Severability.                        Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

Agreement is held to be invalid, invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.                                      Miscellaneous.

(a)                                 Issuer and Purchaser will, upon request, execute and deliver any additional documents reasonably deemed by Purchaser or Issuer, as the case may be, to be necessary or desirable to complete or evidence the transactions contemplated by this Agreement.

(b)                                 The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(c)                                  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(d)                                 This Agreement may be executed in separate counterparts (including by signature pages delivered by means of facsimile machine or electronic transmission in portable electronic format (pdf)), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(e)                                  Except as otherwise expressly set forth herein, this Agreement and the documents referenced herein and therein embody the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

(f)                                   This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by each Party.  No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, or any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.

(g)                                  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date written above.

GENERAL MARITIME CORPORATION

By:	/s/ Leonard J. Vrondissis
Name: Leonard J. Vrondissis
Title: Chief Financial Officer

[Signature Page — Subscription Agreement]

OCM MARINE HOLDINGS TP, L.P.

By:	OCM Marine GP CTB, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Adam Pierce
Name: Adam Pierce
Title: Senior Vice President

By:	/s/ B. James Ford
Name: B. James Ford
Title: Managing Director

[Signature Page — Subscription Agreement]

BLACKROCK CORPORATE HIGH YIELD FUND VI, INC.

By: BlackRock Financial Management, Inc., its Sub-Adviser

By:	/s/ Ann Marie Smith
Name: Ann Marie Smith
Title: Director

[Signature Page — Subscription Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement is being delivered to General Maritime Corporation, a Marshall Islands corporation (the “Company”), pursuant to that certain Amended and Restated Shareholders’ Agreement, dated as of December 12, 2013 (as amended from time to time in accordance with the terms thereof, the “Shareholders’ Agreement”), among the Company and the Shareholders (as defined therein). Capitalized terms used herein shall have the meanings assigned to such terms in the Shareholders’ Agreement.

The undersigned hereby executes and delivers to the Company this Joinder Agreement, pursuant to which the undersigned hereby becomes a party to the Shareholders’ Agreement and that certain First Amended and Restated Registration Agreement dated as of November 1, 2012 (as amended from time to time in accordance with the terms thereof, the “Registration Agreement”) among the Company and the Shareholders (as defined therein) and agrees to be bound by the provisions of the Shareholders’ Agreement and the Registration Agreement with respect to the Equity Securities held by the undersigned.

Any notice provided for in the Shareholders’ Agreement or the Registration Agreement should be delivered to the undersigned at the address set forth below:

Telephone:
Facsimile:

Dated:

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